                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 7, 1997 (except Note 14, as to which the date is November 13, 1997), in the Registration Statement Form S-1 and related Prospectus (the Registration Statement) of Hawker Pacific Aerospace for the registration of 2,766,667 shares of its Common Stock.

Our audit also included the financial statement schedule of Hawker Pacific Aerospace listed in Item 16(b). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Woodland Hills, CA

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 14 to the financial statements.

                                          /s/  ERNST & YOUNG LLP

Woodland Hills, CA
November 14, 1997